Corporate Trust Services MAC N2702-11 9062 Old Annapolis Road Columbia, M 21045 410-884-2000 410-715-2380 Fax Wells Fargo Bank, N.A.

LaSalle Bank National Association
135 South LaSalle Street
Suite 1512
Chicago, IL 60603

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a)
a review of Wells Fargo's activities as Master Servicer, Trustee, Certificate Administrator and/or Paying Agent under the servicing agreements) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b)	to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period

March 1,2008

/s/ Judith Rishel

JUDITH RISHEL
Vice President

To:  LaSalle Bank National Association

Corporate Trust Services MAC N2702-11 9062 Old Annapolis Road Columbia, M 21045 410-884-2000 410-715-2380 Fax Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1.	Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP22, Wells Fargo Bank, N.A. as Paying Agent

2.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17, Wells Fargo Bank, N.A. as Certificate Administrator

3.	Pooling and Servicing Agreement for Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C5, Wells Fargo Bank, N.A. as Trustee

4.	Pooling and Servicing Agreement for Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C4, Wells Fargo Bank, N.A. as Trustee

5.	Pooling and Servicing Agreement for Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-5, Wells Fargo Bank, N.A. as Trustee

6.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR18, Wells Fargo Bank, N.A. as Certificate Administrator

7.	Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006 IQ12, Wells Fargo Bank, N.A. as Trustee

8.	Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP27, Wells Fargo Bank, N.A. as Paying Agent

9.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR16, Wells Fargo Bank, N.A. as Certificate Administrator

10.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR13, Wells Fargo Bank, N.A. as Certificate Administrator

11.	Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TOP24, Wells Fargo Bank, N.A. as Paying Agent

To:  LaSalle Bank National Association

Corporate Trust Services MAC N2702-11 9062 Old Annapolis Road Columbia, M 21045 410-884-2000 410-715-2380 Fax Wells Fargo Bank, N.A.

12.	Pooling and Servicing Agreement for JPMorgan Chase Commercial Mortgage Pass Through Certificates, Series 2006-LDP7, Wells Fargo Bank, N.A. as Trustee

13.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR12, Wells Fargo Bank, N.A. as Certificate Administrator

14.	Pooling and Servicing Agreement for Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, Wells Fargo Bank, N.A. as Trustee

15.
Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TP23, Wells Fargo Bank, N.A. as Master Servicer and/or Paying Agent, as applicable

16.	Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-TP21, Wells Fargo Bank, N.A. as Paying Agent

17.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR14, Wells Fargo Bank, N.A. as Certificate Administrator

18.	Pooling and Servicing Agreement for ML-CFC Commercial Mortgage Trust Pass-Through Certificates, Series 2007-9 , Wells Fargo Bank, N.A. as Certificate Administrator

19.	Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ12, Wells Fargo Bank, N.A. as Paying Agent

20.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR15, Wells Fargo Bank, N.A. as Certificate Administrator

21.	Pooling and Servicing Agreement for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP25, Wells Fargo Bank, N.A. as Paying Agent

22.	Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP26, Wells Fargo Bank, N.A. as Paying Agent

23.	Pooling and Servicing Agreement for Citigroup Commercial Mortgage Securities Pass-Through Certificates Series 2007-CD4, Wells Fargo Bank, N.A. as Trustee

24.	Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-TOP28, Wells Fargo Bank, N.A. as Paying Agent

To:  LaSalle Bank National Association

Corporate Trust Services MAC N2702-11 9062 Old Annapolis Road Columbia, M 21045 410-884-2000 410-715-2380 Fax Wells Fargo Bank, N.A.

25.
Pooling and Servicing Agreement for Bear Steams Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-PWR11, Wells Fargo Bank, N.A. as Certificate Administrator

To:  LaSalle Bank National Association